Exhibit 3.1

SIXTH AMENDED AND RESTATED BY-LAWS
OF
TYSON FOODS, INC.

ARTICLE I
OFFICES

Section 1.    Registered Office. The registered office of Tyson Foods, Inc. (the “Corporation”) shall be at The Corporation Trust Company, 1209 Orange Street, in the City of Wilmington, County of New Castle, State of Delaware.
Section 2.    Other Offices. The Corporation may also have offices at such other places both within and without the State of Delaware as the board of directors of the Corporation (the “Board of Directors”) may from time to time determine.
ARTICLE II
MEETINGS OF STOCKHOLDERS
Section 1.    Meetings. Meetings of the stockholders for the election of directors or for any other purpose shall be held at such time and place, either within or without the State of Delaware as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting or in a duly executed waiver of notice thereof. The Board of Directors may, in its sole discretion, determine that stockholder meetings shall not be held at any place, but may instead be held solely by means of remote communication as authorized by Section 211(a)(2) of the Delaware General Corporation Law. If authorized by the Board of Directors in its sole discretion, and subject to such guidelines and procedures as the Board of Directors may adopt, stockholders and proxyholders not physically present at a meeting of stockholders may, by means of remote communication: (a) participate in a meeting of stockholders and (b) be deemed present in person and vote at a meeting of stockholders, whether such meeting is to be held at a designated place or solely by remote communication, provided that (i) the Corporation shall implement reasonable measures to verify that each person deemed present and permitted to vote at the meeting by means of remote communication is a stockholder or proxyholder; (ii) the Corporation shall implement reasonable measures to provide such stockholders and proxyholders a reasonable opportunity to participate in the meeting and to vote on matters submitted to the stockholders, including an opportunity to read or hear the proceedings of the meeting substantially concurrently with such proceedings; and (iii) if any stockholder or proxyholder votes or takes other action at the meeting by means of remote communication, a record of such vote or other action shall be maintained by the Corporation. The Chairman of the Board of Directors of the Corporation shall act as Chairman of, and establish the agenda and rules and procedures for, all meetings of stockholders. The Secretary of the Corporation shall serve as Secretary for all meetings of stockholders.
Section 2.    Annual Meetings. Annual meetings of stockholders of the Corporation (each, an “Annual Meeting”) for the election of directors and for the transaction of such other business as may properly be brought before the meeting in accordance with these Sixth Amended and Restated By-Laws of the Corporation (as amended from time to time in accordance with the provisions hereof, these “By-Laws”) shall be held on such date and at such time as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting. Written notice of the Annual Meeting stating the place, date and hour of the meeting shall be given to each stockholder entitled to vote at such meeting not less than ten nor more than 60 days before the date of the meeting.

Exhibit 3.1

Section 3.    Special Meetings. Unless otherwise prescribed by law or by the certificate of incorporation of the Corporation, as amended and restated from time to time (the “Certificate of Incorporation”), special meetings of stockholders of the Corporation (each, a “Special Meeting”), for any purpose or purposes, may be called only by (a) the Senior Chairman of the Board of Directors, if there be one, (b) the Chairman of the Board of Directors, (c) resolution adopted by a majority of the entire Board of Directors or (d) the Secretary upon the written request of the record holders of not less than a majority of the voting power of the stock of the Corporation issued and outstanding and entitled to vote, which written request sets forth a brief description of the business desired to be brought by such record holders before the Special Meeting. Except in accordance with this Section 3 and business included in the Corporation’s proxy materials pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended (such act, and the rules and regulations promulgated thereunder, the “Exchange Act”), stockholders shall not be permitted to propose business to be brought before a Special Meeting. For the avoidance of doubt, stockholders who nominate persons for election to the Board of Directors at a Special Meeting must comply with the requirements set forth in Section 9 of this Article II. Written notice of a Special Meeting stating the place, date and hour of the meeting and the purpose or purposes for which the meeting is called shall be given not less than ten nor more than 60 days before the date of the meeting to each stockholder entitled to vote at such meeting. The Board of Directors may postpone, reschedule or cancel any Special Meeting previously scheduled by the Board of Directors.
Section 4.    Quorum; Adjournments. Except as otherwise provided by law or by the Certificate of Incorporation, the holders of a majority of the voting power of the stock issued and outstanding and entitled to vote at a meeting of stockholders, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business. If, however, such quorum shall not be present or represented at any meeting of the stockholders, either the Chairman or the stockholders entitled to vote at a meeting of stockholders, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented; provided, however, that if the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder entitled to vote at the meeting. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally noticed.
Section 5.    Voting. When a quorum is present at any meeting, the affirmative vote of a majority of the votes cast shall decide any question brought before such meeting, unless the question is one upon which by express provision of Delaware law, the Certificate of Incorporation or these By-Laws a different vote is required, in which case such express provision shall govern and control the decision of such question. Each holder of the Corporation’s Class A Common Stock (“Class A Stock”) represented at a meeting of stockholders shall be entitled to cast one vote for each share of Class A Stock entitled to vote at a meeting of stockholders. Each holder of the Corporation’s Class B Common Stock (“Class B Stock”) represented at a meeting of stockholders shall be entitled to cast ten votes for each share of Class B Stock entitled to vote at a meeting of stockholders. Such votes may be cast in person or by proxy but no proxy shall be voted on or after three years from its date, unless such proxy provides for a longer period. The Board of Directors, in its discretion, or the officer of the Corporation presiding at a meeting of stockholders, in such officer’s discretion, may require that any votes cast at such meeting shall be cast by written ballot.
At any meeting of the stockholders, there shall be a proxy committee, which shall be composed of the Senior Chairman of the Board of Directors, if there be one, or the Chairman and such other persons appointed by the Board of Directors, to facilitate the voting of shares underlying proxies solicited from the stockholders. At such meetings of the stockholders, any proxies received in the name of or on behalf of the stockholders shall be voted by the Senior Chairman of the Board of Directors, if there is one, or the Chairman , and the Board of Directors, in its discretion, may designate one or more persons to serve on such proxy committee who shall vote any proxies received in the name of or on behalf of the stockholders.
Section 6.    Consent of Stockholders in Lieu of Meeting. Unless otherwise provided in the Certificate of Incorporation, any action required or permitted to be taken at any Annual Meeting or Special Meeting may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the record holders of outstanding stock of the Corporation having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.

Exhibit 3.1

Section 7.    List of Stockholders Entitled to Vote. The officer of the Corporation who has charge of the stock ledger of the Corporation shall prepare and make, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Upon reasonable written notice, such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, at the principal place of business of the Corporation. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder of the Corporation who is present.
Section 8.    Stock Ledger. The stock ledger of the Corporation shall be the only evidence as to who are the stockholders entitled to examine the stock ledger, the list required by Section 7 of this Article II, or to vote in person or by proxy at any meeting of stockholders.
Section 9.    Nominations for Director.
(a)    General. Only persons who are nominated in accordance with the procedures set forth in this Section 9 shall be eligible for election as directors of the Corporation, except as may be otherwise provided in the Certificate of Incorporation or applicable law. Nominations of persons for election to the Board of Directors may be made at any Annual Meeting, or at any Special Meeting called for the purpose of electing directors, (i) by or at the direction of the Board of Directors (or any duly authorized committee thereof) or (ii) by any stockholder of the Corporation who (A) is a stockholder of record on the date of the giving of the notice provided for in this Section 9 and on the record date for the determination of stockholders entitled to notice of and to vote at such meeting, (B) is entitled to vote at such meeting and (C) complies with the notice procedures set forth in this Section 9. In addition to the other requirements set forth in this Section 9, a stockholder may not present a nominee for election at an Annual Meeting or Special Meeting unless such stockholder, and any beneficial owner on whose behalf such nomination is made, acted in a manner consistent with the representations made in the Nominee Solicitation Representation (as defined below).
(b)    Timing of Notice. In addition to any other applicable requirements, for a nomination to be made by a stockholder, such stockholder must have given timely notice thereof in proper written form to the Secretary. To be timely, a stockholder’s notice must be received by the Secretary at the principal executive offices of the Corporation (i) in the case of an Annual Meeting, not less than 90 nor more than 120 days prior to the first anniversary of the preceding year’s Annual Meeting; provided, however, that in the event that the Annual Meeting is convened more than 30 days before or more than 60 days after such anniversary date, or if no Annual Meeting was held in the preceding year, notice by the stockholder to be timely must be so received no more than 120 days prior to such Annual Meeting nor less than the later of (x) 90 days prior to such Annual Meeting and (y) ten days after the day on which public disclosure of the date of the meeting was made; and (ii) in the case of a Special Meeting called for the purpose of electing directors, no more than ten days after the day on which public disclosure of the date of such Special Meeting was made. In no event shall an adjournment of an Annual Meeting or Special Meeting, or a postponement of such a meeting for which notice has been given, or the public disclosure thereof, commence a new time period for the giving of a stockholder’s notice as described above. Notwithstanding the foregoing, in the event that the number of directors to be elected to the Board of Directors at the Annual Meeting is increased effective after the time period for which nominations would otherwise be due under this Section 9 and there is no public announcement by the Corporation naming the nominees for the additional directorships at least 100 days prior to the first anniversary of the preceding year’s Annual Meeting, a stockholder’s notice required by this Section 9 shall also be considered timely, but only with respect to nominees for the additional directorships, if it shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the tenth day following the day on which such public announcement is first made by the Corporation.

Exhibit 3.1

(c)    Form of Notice. To be in proper written form, a stockholder’s notice to the Secretary must set forth (i) as to each person whom the stockholder proposes to nominate for election as a director (A) the name, age, business address and residence address of such person, (B) the principal occupation or employment of such person, (C) the class or series and number of shares of capital stock (if any) of the Corporation that are owned, directly or indirectly, beneficially or of record by such person and (D) any other information relating to such person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder (the “Proxy Rules”) and (ii) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf such nomination is made (each, a “Nominating Party”) (A) the name and address of each Nominating Party, (B)(1) the class or series and number of shares of capital stock of the Corporation that are owned, directly or indirectly, beneficially or of record by each Nominating Party or any Stockholder Associated Person (as defined below) and (2) any derivative positions held or beneficially held by each Nominating Party and Stockholder Associated Person and whether and the extent to which any hedging or other transaction or series of transactions has been entered into by or on behalf of, or any other agreement, arrangement or understanding (including, without limitation, any short position or any borrowing or lending of shares) has been made, the effect or intent of which is to mitigate loss to or manage risk or benefit of share price changes for, or to increase or decrease the voting power of, any such Nominating Party or any Stockholder Associated Person with respect to shares of the Corporation (which information described in this clause (ii)(B) shall be supplemented by such Nominating Party not later than ten days after the record date for the meeting to disclose such ownership as of such record date), (C) a description of all arrangements or understandings (whether oral or written) between each Nominating Party or any Stockholder Associated Person and each proposed nominee or any other person or persons (including their names) pursuant to which the nomination(s) are to be made and any material interest of such person, or any affiliates or associates of such person, in such nomination, including any anticipated benefit therefrom to such person, or any affiliates or associates of such person, (D) a representation that such Nominating Party intends to appear in person or by proxy at the meeting to nominate the persons named in such Nominating Party’s notice, (E) a representation (a “Nominee Solicitation Representation”) as to whether or not such Nominating Party or any Stockholder Associated Person will deliver a proxy statement or form of proxy to holders of the Corporation’s voting shares or otherwise intends to solicit proxies from stockholders in support of such nominations and (F) any other information relating to each Nominating Party that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to the Proxy Rules. Such notice must be accompanied by a written consent of each proposed nominee to being named as a nominee and to serve as a director if elected. To be eligible to be a nominee for election as a director of the Corporation, a person must deliver (in accordance with the time periods prescribed for delivery of notice under this Section 9) to the Secretary at the principal executive offices of the Corporation a written questionnaire with respect to the background and qualification of such person and the background of any other person or entity on whose behalf such director’s nomination is being made (which questionnaire shall be provided by the Secretary upon written request). The Corporation may require any proposed nominee to furnish such other information as it may reasonably require to determine the eligibility of such proposed nominee to serve as a director of the Corporation.
(d)    Definitions. For purposes of these By-Laws, (i) “public disclosure” shall mean disclosure in a press release reported by the Dow Jones News Service, The Associated Press or a comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act and (ii) “Stockholder Associated Person” shall mean, with respect to any Nominating Party or any Proposing Party (as defined in Section 10 of this Article II), (A) any person directly or indirectly controlling, controlled by, under common control with or acting in concert with such Nominating Party or Proposing Party, as applicable, or (B) any member of the immediate family sharing the same household as such Nominating Party or Proposing Party, as applicable.
(e)    Defective Nominations. No person shall be eligible for election as a director of the Corporation unless nominated in accordance with the procedures set forth in this Section 9. If the Chairman of the meeting determines that a nomination was not made in accordance with the foregoing procedures, such defective nomination shall be disregarded.

Exhibit 3.1

Section 10.    Business to be Conducted at Annual Meetings.
(a)    General. At an Annual Meeting, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before an Annual Meeting, business must (i) be specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (ii) be otherwise properly brought before the meeting by or at the direction of the Board of Directors or (iii) be otherwise properly brought before the meeting by a stockholder who (A) is a stockholder of record on the date of the giving of the notice provided for in this Section 10 and on the record date for the determination of stockholders entitled to notice of and to vote at such Annual Meeting, (B) is entitled to vote at such Annual Meeting and (C) complies with the notice procedures set forth in this Section 10. In addition to the other requirements set forth in this Section 10, a stockholder may not transact any business at an Annual Meeting unless (1) such stockholder and any beneficial owner on whose behalf such business is proposed (each, a “Proposing Party”) acted in a manner consistent with the representation made in the Business Solicitation Representation (as defined below) and (2) such business is a proper matter for stockholder action under the Delaware General Corporation Law. For the avoidance of doubt, the foregoing clause (iii) shall be the exclusive means for a stockholder to propose business (other than business included in the Corporation’s proxy materials pursuant to Rule 14a-8 under the Exchange Act) at an Annual Meeting, and stockholders who nominate persons for election to the Board of Directors at an Annual Meeting must also comply with the requirements set forth in Section 9 of this Article II.
(b)    Timing of Notice. In addition to any other requirements for business to be properly brought before an Annual Meeting by a stockholder, such stockholder must have given timely notice thereof in proper written form to the Secretary of the Corporation even if such matter is already the subject of any notice to the stockholders or public disclosure from the Board of Directors. To be timely, a stockholder’s notice must be received by the Secretary at the principal executive offices of the Corporation not less than 90 days nor more than 120 days prior to the first anniversary of the preceding year’s Annual Meeting; provided, however, that in the event that the Annual Meeting is convened more than 30 days before or more than 60 days after such anniversary date, or if no Annual Meeting was held in the preceding year, notice by the stockholder to be timely must be so received no more than 120 days prior to such Annual Meeting nor less than the later of (i) 90 days prior to such Annual Meeting and (ii) ten days after the day on which public disclosure of the date of the Annual Meeting was made. In no event shall an adjournment of an Annual Meeting, or a postponement of an Annual Meeting for which notice has been given, or the public disclosure thereof, commence a new time period for the giving of a stockholder’s notice as described above.
(c)    Form of Notice. To be in proper written form, a stockholder’s notice to the Secretary shall set forth (i) as to each matter each Proposing Party proposes to bring before the Annual Meeting, a brief description of the business desired to be brought before the Annual Meeting and the reasons for conducting such business at the Annual Meeting, (ii) the name and address of each Proposing Party, (iii) the class or series and number of shares of capital stock of the Corporation that are owned, directly or indirectly, beneficially or of record by each Proposing Party or any Stockholder Associated Person, (iv) a description of all arrangements or understandings (whether oral or written) between each Proposing Party or any Stockholder Associated Person and any other person or persons (including their names) in connection with the proposal of such business by such Proposing Party and any material interest of each Proposing Party and any Stockholder Associated Person in such business, (v) a representation that such Proposing Party intends to appear in person or by proxy at the Annual Meeting to bring such business before the meeting, (vi) a representation (a “Business Solicitation Representation”) from each Proposing Party as to whether or not such Proposing Party or any Stockholder Associated Person will deliver a proxy statement or form of proxy to the holders of at least the percentage of the Corporation’s voting shares required under applicable law to adopt such proposed business or otherwise intends to solicit proxies from stockholders in support of such proposal, and (vii) any other information relating to each Proposing Party that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for stockholder proposals pursuant to the Proxy Rules.
(d)    Improper Business. Notwithstanding anything in these By-Laws to the contrary, no business shall be conducted at an Annual Meeting except in accordance with the procedures set forth in this Section 10. If the Chairman of the Annual Meeting determines that business was not properly brought before the Annual Meeting in accordance with the provisions of Section 10 of this Article II or otherwise, such business shall not be transacted.
Section 11.    Exchange Act. Notwithstanding the provisions of Section 3, Section 9 and Section 10 of this Article II, a stockholder shall also comply with all applicable requirements of the Exchange Act with respect to the matters set forth in such sections. Nothing in such sections shall be deemed to affect any rights of stockholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act.

Exhibit 3.1

ARTICLE III
DIRECTORS
Section 1.    Number and Election of Directors. The number of persons which shall constitute the Board of Directors of the Corporation shall be such number as fixed from time to time by resolution of the Board of Directors. No person shall be nominated to serve as a director after he or she has passed his or her 72nd birthday, unless the Board of Directors has voted, on an annual basis, to waive, or continue to waive, such age limitation to permit such person to serve as a director. This age limitation for directors shall not apply to any current or former Chairman of the Board of Directors of the Corporation. Except as provided in Section 2 of this Article, each director in an election in which the number of nominees is equal to the number of open board seats (an “Uncontested Election”) shall be elected by a majority of the votes cast for his or her election at any Annual Meeting or any Special Meeting called for the purpose of electing directors; provided, however, that, in a Contested Election (as defined below), directors shall be elected by a plurality of the votes cast on the election of directors. The term “Contested Election” shall mean an election of directors with respect to which a stockholder has (a) in compliance with the requirements for stockholder nominations for director set forth in Section 9 of Article II of these By-Laws, nominated one or more persons for election to the Board of Directors at an Annual Meeting or Special Meeting such that the number of nominees exceeds the number of open board seats and (b) not withdrawn such nomination or nominations on or prior to the tenth day before the Corporation first distributes its notice of meeting for such meeting to the stockholders. Each director so elected shall hold office until the next Annual Meeting and until such director’s successor is duly elected and qualified, or until such director’s earlier resignation or removal. Any director may resign at any time upon written notice to the Corporation. Directors need not be stockholders.
Section 2.    Vacancies. Vacancies and newly created directorships resulting from any increase in the authorized number of directors may be filled by a majority of the directors then in office, though less than a quorum, and each of the directors so chosen shall hold office until the next Annual Meeting and until such director’s successor is elected and qualified or until such director’s earlier resignation or removal.
Section 3.    Duties and Powers. The business of the Corporation shall be managed by or under the direction of the Board of Directors which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by the Certificate of Incorporation or by these By-Laws directed or required to be exercised or done by the stockholders. The Board of Directors, in its discretion, may also choose a Senior Chairman of the Board of Directors, a Chairman of the Board of Directors and one or more Vice Chairman of the Board of Directors (each of whom must be a director). Any Vice Chairman shall have such duties and responsibilities as the Board of Directors may determine from time to time.
Section 4.    Meetings. The Board of Directors of the Corporation may hold meetings, both regular and special, either within or without the State of Delaware. Regular meetings of the Board of Directors may be held without notice at such time and at such place as may from time to time be determined by the Board of Directors. Special meetings of the Board of Directors may be called by the Chairman of the Board of Directors or the Senior Chairman of the Board of Directors, if there be one, or any two directors. Notice thereof stating the place, date and hour of the meeting shall be given to each director either by mail not less than forty-eight (48) hours before the date of the meeting, by telephone, telegram or electronic transmission on twenty-four (24) hours’ notice, or on such shorter notice as the person or persons calling such meeting may deem necessary or appropriate in the circumstances. The notice need not specify the business to be transacted. In the event of an emergency which in the judgment of the Chairman of the Board of Directors requires immediate action, a special meeting of the Board of Directors may be convened without notice, consisting of those directors who are immediately available in person or by telephone and can be joined in the meeting in person or by conference telephone or other means in accordance with Section 7 of this ARTICLE III. The actions taken at such a meeting shall be valid if at least a quorum of the directors participates either personally, by conference telephone or other permitted means.
Section 5.    Quorum. Except as may be otherwise specifically provided by law, the Certificate of Incorporation or these By-Laws, at all meetings of the Board of Directors one-third of the full number of directors shall constitute a quorum for the transaction of business, and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors. If a quorum shall not be present at any meeting of the Board of Directors, the directors present may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present. A meeting at which a quorum is initially present may continue to transact business notwithstanding the withdrawal of directors if any action taken is approved by at least a majority of the required quorum for that meeting.

Exhibit 3.1

Section 6.    Actions of Board Without a Meeting. Unless otherwise provided by the Certificate of Incorporation or these By-Laws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if all the members of the Board of Directors or committee, as the case may be, consent thereto in writing or by electronic transmission, and the writing or writings or electronic transmission or transmissions are filed with the minutes of proceedings of the Board of Directors or committee. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.
Section 7.    Meetings by Means of Conference Telephone. Unless otherwise provided by the Certificate of Incorporation or these By-Laws, members of the Board of Directors of the Corporation, or any committee designated by the Board of Directors, may participate in a meeting of the Board of Directors or such committee by means of a conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this Section 7 shall constitute presence in person at such meeting.
Section 8.    Committees. The Board of Directors may, by resolution passed by a majority of the whole Board, designate one or more committees, each committee to consist of one or more of the directors of the Corporation. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of any such committee. In the absence or disqualification of a member of a committee, and in the absence of a designation by the Board of Directors of an alternate member to replace the absent or disqualified member, the member or members thereof present at any meeting and not disqualified from voting, whether or not the member constitutes or members constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any absent or disqualified member. Any committee, to the extent allowed by law and provided in the resolution establishing such committee, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation. Each committee shall keep regular minutes and report to the Board of Directors when required.
Section 9.    Executive Committee. The Board of Directors may establish an Executive Committee of its members to consist of not less than three directors, which group shall include the Senior Chairman of the Board of Directors (if there be one) or the Chairman, and may authorize the delegation to any such committee of any of the authority of the Board of Directors in the management of the ordinary business affairs of the Corporation. The Executive Committee shall not, however, be authorized to amend the Certificate of Incorporation or the By-Laws of the Corporation; to adopt an agreement of merger or consolidation pursuant to Sections 251 and 252 of the Delaware General Corporation Law; to recommend to the stockholders the sale, lease or exchange of all or substantially all of the Corporation’s property and assets, or to recommend to the stockholders a dissolution of the Corporation or a revocation of a dissolution. The Executive Committee may, to the extent authorized by the Board of Directors in a resolution providing for the issuance of shares of stock, fix the designations and any of the preferences or rights of such shares relating to dividends, redemption, dissolution, any distribution of assets of the Corporation or the conversion into, or the exchange of such shares for shares of any other class or classes or any other series of the same or any other class or classes of stock of the Corporation, or fix the number of shares of any series of stock or authorize the increase or decrease of the shares of any series. The Executive Committee may, if so authorized by a resolution of the Board of Directors, declare dividends, authorize the issuance of stock, and adopt a certificate of ownership and merger pursuant to Section 253 of the Delaware General Corporation Law with respect to the Corporation’s 90%-owned subsidiaries. The Executive Committee shall serve at the pleasure of the Board of Directors and shall act only in intervals between meetings of the Board of Directors, and shall in all respects be subject to the control and direction of the Board of Directors. The Executive Committee may act by a majority of its members at a meeting or informally without a meeting, provided that all members thereof sign a writing reflecting such informal action. Any act or authorization of any act by the Executive Committee, within the authority delegated above, shall be as effective for all purposes as the act or authorization of the Board of Directors; provided that the designation of such an Executive Committee and the delegation of authority thereto shall not operate to relieve the Board of Directors of any responsibility imposed upon it by law.
Section 10.    Compensation. The directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors, an annual retainer or a stated salary as director. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation for such services. Chairpersons of committees may be paid additional compensation for serving in such capacity. Members of special or standing committees may be allowed additional compensation for attending committee meetings.

Exhibit 3.1

Section 11.    Interested Directors. No contract or transaction between the Corporation and one or more of its directors or officers, or between the Corporation and any other corporation, partnership, association, or other organization in which one or more of its directors or officers are directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the Board of Directors or committee thereof which authorizes the contract or transaction, or solely because such director is or his or her votes are counted for such purpose if (i) the material facts as to such director’s or officer’s relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the committee, and the Board of Directors or committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; or (ii) the material facts as to such director’s or officer’s relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders; or (iii) the contract or transaction is fair as to the Corporation as of the time it is authorized, approved or ratified, by the Board of Directors, a committee thereof or the stockholders. Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee which authorizes the contract or transaction.
ARTICLE IV
OFFICERS
Section 1.    General. The officers of the Corporation shall be chosen by the Board of Directors and shall be a Chief Executive Officer, President, a Secretary and a Treasurer. The Board of Directors, in its discretion, may also choose a Chief Operating Officer, one or more Vice Presidents, Controller, Assistant Controllers, Assistant Secretaries, Assistant Treasurers, and any other officers deemed to be necessary. Any number of offices may be held by the same person, unless otherwise prohibited by law, the Certificate of Incorporation or these By-Laws. The officers of the Corporation need not be stockholders of the Corporation.
Section 2.    Election. The Board of Directors at its first regular meeting held during the fiscal year shall elect the executive and corporate officers of the Corporation, which shall include the President, the Secretary, the Treasurer and, if there be such, the Chief Executive Officer, the Chief Operating Officer, and any other officers deemed by the Board of Directors to be executive or corporate officers. Such executive and corporate officers shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board of Directors. The Chief Executive Officer and President of the Corporation shall have the authority to appoint such other officers as he or she may in his or her discretion deem necessary to carry out the business of the Corporation, including, but not limited to, Senior Group Vice Presidents, Group Vice Presidents, Executive Vice Presidents, Senior Vice Presidents, Vice Presidents, Controller, Assistant Controllers, Assistant Secretaries, Assistant Treasurers and any other officers. All officers of the Corporation shall hold office until their successors are chosen and qualified, or until their earlier resignation or removal. Any officer elected by the Board of Directors may be removed at any time by the Board of Directors. Any officer appointed by the Chief Executive Officer or the President may be removed at any time by the Chief Executive Officer or President. Any vacancy filled or appointment made in any executive office of the Corporation shall be ratified by the Board of Directors. Any vacancy occurring in any other office of the Corporation shall be filled by the Chief Executive Officer or the President.
Section 3.    Voting Securities Owned by the Corporation. Powers of attorney, proxies, waivers of notice of meeting, consents and other instruments relating to securities owned by the Corporation may be executed in the name of and on behalf of the Corporation by the Chief Executive Officer, the President, the Chief Operating Officer, or any Vice President, and any such officer may, in the name of and on behalf of the Corporation, take all such action as any such officer may deem advisable to vote in person or by proxy at any meeting of security holders of any company in which the Corporation may own securities and at any such meeting shall possess and may exercise any and all rights and power incident to the ownership of such securities and which, as the owner thereof, the Corporation might have exercised and possessed if present. The Board of Directors may, by resolution, from time to time confer like powers upon any other person or persons.
Section 4.    Chief Executive Officer. The Chief Executive Officer of the Corporation shall have, subject to the supervision and direction of the Board of Directors or of the Executive Committee, if any, general supervision of the business, property, and affairs of the Corporation and the powers vested in such officer by the Board of Directors, by law or by these By-Laws or which usually attach or pertain to such office, including, but not limited to, the authority to sign documents on behalf of the Corporation the effect of which shall be legally binding upon the Corporation.

Exhibit 3.1

Section 5.    President. The President shall, subject to the control of the Board of Directors and the Chief Executive Officer, have general supervision of the business of the Corporation and shall see that all orders and resolutions of the Board of Directors are carried into effect. The President shall execute all bonds, mortgages, contracts and other instruments of the Corporation requiring a seal, under the seal of the Corporation, except where required or permitted by law to be otherwise signed and executed and except that the other officers of the Corporation may sign and execute documents when so authorized by these By-Laws, the Board of Directors or the Chief Executive Officer. The President shall also perform such other duties and may exercise such other powers as from time to time may be assigned to him by these By-Laws, the Board of Directors or by the Chief Executive Officer.
Section 6.    Chief Operating Officer. The Chief Operating Officer shall answer directly to the President and shall perform any and all acts under the direction and supervision of the President as the President may require in connection with the execution of the general business of the Corporation.
Section 7.    Vice Presidents. At the request of the President or in the President’s absence or in the event of the President’s inability or refusal to act (and if there be no Chief Executive Officer), the Vice President or the Vice Presidents if there is more than one (in the order designated by the Board of Directors) shall perform the duties of the President, and when so acting shall have all the powers of and be subject to all the restrictions upon the President.
Section 8.    Secretary. The Secretary shall attend all meetings of the Board of Directors and all meetings of stockholders and record all the proceedings thereat in a book or books to be kept for that purpose; the Secretary shall also perform like duties for the standing committees when required. The Secretary shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors, the Chief Executive Officer, the President or the Chief Operating Officer, under whose supervision the Secretary shall be. If the Secretary shall be unable or shall refuse to cause to be given notice of all meetings of the stockholders and special meetings of the Board of Directors, and if there be no Assistant Secretary, then either the Board of Directors or the President may choose another officer to cause such notice to be given. The Secretary shall have custody of the seal of the Corporation, and the Secretary or any Assistant Secretary, if there be one, shall have authority to affix the same to any instrument requiring it and when so affixed, it may be attested by the signature of the Secretary or by the signature of any such Assistant Secretary. The Board of Directors may give general authority to any other officer to affix the seal of the Corporation and to attest the affixing by such other officer’s signature. The Secretary shall see that all books, reports, statements, certificates and other documents and records required by law to be kept or filed are properly kept or filed, as the case may be.
Section 9.    Treasurer. The Treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors. The Treasurer shall disburse the funds of the Corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the President and the Board of Directors, at its regular meetings, or when the Board of Directors so requires, an account of all transactions undertaken by the Treasurer and of the financial condition of the Corporation. If required by the Board of Directors, the Treasurer shall give the Corporation a bond in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of the Treasurer’s office and for the restoration to the Corporation, in case of the Treasurer’s death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in the Treasurer’s possession or under the Treasurer’s control belonging to the Corporation.
Section 10.    Assistant Secretaries. Except as may be otherwise provided in these By-Laws, Assistant Secretaries, if there be any, shall perform such duties and have such powers as from time to time may be assigned to them by the Board of Directors, the Chief Executive Officer, the President, the Chief Operating Officer, any Vice President, if there be one, or the Secretary, and in the absence of the Secretary or in the event of the Secretary’s disability or refusal to act, shall perform the duties of the Secretary, and when so acting, shall have all the powers of and be subject to all the restrictions upon the Secretary.

Exhibit 3.1

Section 11.    Assistant Treasurers. Assistant Treasurers, if there be any, shall perform such duties and have such powers as from time to time may be assigned to them by the Board of Directors, the Chief Executive Officer, the President, the Chief Operating Officer, any Vice President, if there be one, or the Treasurer, and in the absence of the Treasurer or in the event of the Treasurer’s disability or refusal to act, shall perform the duties of the Treasurer, and when so acting, shall have all the powers of and be subject to all the restrictions upon the Treasurer. If required by the Board of Directors, an Assistant Treasurer shall give the Corporation a bond in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of the Assistant Treasurer’s office and for the restoration to the Corporation, in case of the Assistant Treasurer’s death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in the Assistant Treasurer’s possession or under the Assistant Treasurer’s control belonging to the Corporation.
Section 12.    Other Officers. Such other officers as the Board of Directors or President may choose shall perform such duties and have such powers as from time to time may be assigned to them. The Board of Directors may delegate to any other officer of the Corporation the power to choose such other officers and to prescribe their respective duties and powers.
ARTICLE V
STOCK
Section 1.    Form of Certificates. Every holder of stock in the Corporation shall be entitled to have a certificate signed, in the name of the Corporation (i) by the Senior Chairman of the Board of Directors, if there be one, the Chairman of the Board of Directors, by the Chief Executive Officer, by the President, by the Chief Operating Officer, or by a Vice President and (ii) by the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary of the Corporation, certifying the number of shares owned by him in the Corporation.
Section 2.    Signatures. Any or all of the signatures on the certificate may be a facsimile or form of permitted electronic signature. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if the signatory were such officer, transfer agent or registrar at the date of issue.
Section 3.    Lost Certificates. The Board of Directors may direct a new certificate to be issued in place of any certificate theretofore issued by the Corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate, or such owner’s legal representative, to advertise the same in such manner as the Board of Directors shall require and/or to give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost, stolen or destroyed.
Section 4.    Transfers. Stock of the Corporation shall be transferable in the manner prescribed by law and in these By-Laws. Transfers of stock shall be made on the books of the Corporation only by the person named in the certificate or by such person’s attorney lawfully constituted in writing and upon the surrender of the certificate therefor, which shall be canceled before a new certificate shall be issued.
Section 5.    Record Date. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action (except in the case of determining the stockholders entitled to express consent to corporate action in writing without a meeting), the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall not be more than 60 days nor less than ten days before the date of such meeting, nor more than 60 days prior to any other action. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

Exhibit 3.1

In order that the Corporation may determine the stockholders entitled to consent to corporate action in writing without a meeting, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall not be more than ten days after the date upon which the resolution fixing the record date is adopted by the Board of Directors.
Section 6.    Beneficial Owners. The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by law.

ARTICLE VI
NOTICES
Section 1.    Notices. Whenever written notice is required by law, the Certificate of Incorporation or these By-Laws, to be given to any director, member of a committee or stockholder, such notice may be given by mail, addressed to such director, member of a committee or stockholder, at such person’s address as it appears on the records of the Corporation, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail. Written notice may also be given personally or by any permitted electronic communication.
Section 2.    Waivers of Notice. Whenever any notice is required by law, the Certificate of Incorporation or these By-Laws, to be given to any director, member of a committee or stockholder, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated, shall be deemed equivalent. Any notice required to be given to any director or member of a committee may also be waived by electronic transmission by the person entitled to receive notice.
ARTICLE VII
GENERAL PROVISIONS
Section 1.    Dividends. Dividends upon the stock of the Corporation, subject to the provisions of the Certificate of Incorporation, if any, may be declared by the Board of Directors at any regular or special meeting, and may be paid in cash, in property, or in shares of the Corporation’s stock. Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the Board of Directors from time to time, in its absolute discretion, deems proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for any proper purpose, and the Board of Directors may modify or abolish any such reserve.
Section 2.    Disbursements. All checks or demands for money and notes of the Corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate.
Section 3.    Fiscal Year. The fiscal year of the Corporation shall end on the Saturday nearest the 30th day of September of each year.
Section 4.    Corporate Seal. The corporate seal shall have inscribed thereon the name of the Corporation, the year of its organization and the words “Corporate Seal, Delaware.” The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.
Section 5.    Exclusive Venue. Unless the Corporation consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware shall be the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Corporation, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of the Corporation to the Corporation or the Corporation’s stockholders, (iii) any action asserting a claim arising pursuant to any provision of the Delaware General Corporation Law, or (iv) any action asserting a claim governed by the internal affairs doctrine. Any person or entity purchasing or otherwise acquiring any interest in shares of capital stock of the Corporation shall be deemed to have notice of and consented to this provision of the By-Laws.

Exhibit 3.1

ARTICLE VIII
INDEMNIFICATION
Section 1.    Indemnification Rights. Every person who was or is a party or is threatened to be made a party to or is involved in any action, suit, or proceedings, whether civil, criminal, administrative, or investigative, by reason of the fact that such person is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director or officer of another corporation, or as its representative in a partnership, joint venture, trust, or other enterprise, shall be indemnified and held harmless to the fullest extent legally permissible under and pursuant to any procedure specified in the General Corporation Law of the State of Delaware, as amended from time to time, against all expenses, liabilities, and losses (including attorney’s fees, judgments, fines, and amounts paid or to be paid in settlement) reasonably incurred or suffered by him in connection therewith. Such right of indemnification shall be a contract right that may be enforced in any lawful manner by such person. Such right of indemnification shall not be exclusive of any other right which such directors or officers may have or hereafter acquire and, without limiting the generality of such statement, they shall be entitled to their respective rights of indemnification under any agreement, vote of stockholders, provision of law, or otherwise, as well as their rights under this paragraph.
Section 2.    Insurance. The Board of Directors may cause the Corporation to purchase and maintain insurance on behalf of any person who is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director or officer of another corporation, or as its representative in a partnership, joint venture, trust, or other enterprise against any liability asserted against such person and incurred in any such capacity or arising out of such status, whether or not the Corporation would have the power to indemnify such person.
Section 3.    Advance Payment of Expenses. Expenses incurred by a director or officer of the Corporation in defending a civil or criminal action, suit or proceeding by reason of the fact that such director or officer is or was a director or officer of the Corporation (or was serving at the Corporation’s request as a director or officer of another corporation, or as its representative in a partnership, joint venture, trust or other enterprise) shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such person to repay such amount if it shall ultimately be determined that such director or officer is not entitled to be indemnified by the Corporation as authorized by relevant sections of the General Corporation Law of Delaware.
ARTICLE IX
AMENDMENTS
Subject to provisions contained in the Certificate of Incorporation pertaining to amendment of the Corporation’s By-Laws, these By-Laws may be altered, amended or repealed, in whole or in part, or new By-Laws may be adopted by the stockholders of the Corporation. The Board of Directors by a unanimous vote of the whole Board at any meeting may adopt new By-Laws or alter, amend or repeal these By-laws, in whole or in part, including By-laws adopted by the stockholders.

APPROVED this 6th day of February, 2020.

/s/ John Tyson
Chairman of the Board of Directors

Attest:

/s/ R. Read Hudson
Secretary